Exhibit 10.14

                             AMENDED AND RESTATED

                                PROMISSORY NOTE

                             AND PLEDGE AGREEMENT

$950,000.00                                                         Dated as of
                                                                 August 4, 1998
                                                             New York, New York


               David W. Beale ("Maker") promises to pay on August 4, 2001 (the "Maturity Date"), to the order of ALLIANCE National Incorporated at 90 Park Avenue, Suite 3100, New York, New York 10016 ("Payee"), the principal amount of NINE HUNDRED FIFTY THOUSAND DOLLARS ($950,000.00).

               This Note shall accrue interest on the principal amount hereof at a rate of 5.48% per annum, calculated on the basis of a 365 day year. Maker shall pay accrued interest annually on August 4 of each year and on the Maturity Date.

               This Note may be prepaid in whole or in part without premium or penalty at any time and from time to time at the option of the Maker. Any prepayments shall be applied first to accrued and unpaid interest, and then to outstanding principal.

               The rights, duties and obligations of (a) Maker under this Note may not be assigned without the prior consent of Payee and (b) Payee under this Note may be assigned without the prior consent of Maker.

               In order to secure (i) the due and punctual payment of all monetary obligations hereunder of Maker to Payee and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual payment of any costs and expenses incurred in connection with the realization of the security for which this Note provides and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) incurred in connection with any proceedings to which this Note may give rise (collectively referred to herein as "Liabilities"), Maker hereby transfers, assigns, grants, bestows, sells, conveys and pledges to Payee a first security interest in the Collateral (as herein defined), which security interest shall remain in full force and effect until all of the Liabilities shall have been paid in full to Payee.

               For purposes of this Note, "Collateral" shall mean all of Maker's right, title and interest in and to 200,000 shares of Class A Common Stock, par value $.01 per share, that Maker owns in Payee; and all proceeds and products thereof (as the foregoing terms are defined in the Uniform Commercial Code as in effect in the State of New York). Concurrently with the Maker's execution and delivery of this Note, Maker has (a) duly executed in blank a stock power required by the pledge of the Collateral hereunder; (b) delivered the stock certificate representing the Collateral to Payee to be held by Payee pending the payment in full of this Note; and (c) irrevocably appointed Payee as Maker's attorney-in-fact to complete the stock power to realize upon the Collateral upon nonpayment of principal or interest under this Note, with such appointment being coupled with an interest.

               Except as contemplated by this Note, Maker shall not encumber or grant a security interest in any of the Collateral, without the prior written consent of Payee, and Maker hereby represents that he has not done so heretofore and, other than the grant of the security interest contemplated hereby, the Collateral pledged by him hereunder is, and will be, owned by him free and clear of all liens and encumbrances.

               This Note shall be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.

               IN WITNESS WHEREOF, Maker has executed and delivered this Note and Pledge Agreement as of the date first above written.

                                             /s/ David W. Beale
                                            ------------------------------
                                            David W. Beale